Exhibit 10.29
VANGUARD HEALTH SYSTEMS, INC.
RESTRICTED STOCK UNIT AGREEMENT
(LIQUIDITY EVENT RSU)
THIS AGREEMENT (the “Agreement”), is made effective as of the  _____  day of  _____, 201_, (hereinafter called the “Date of Grant”), between Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the “Company”), and  _____  (hereinafter called the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, as amended (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the restricted stock units provided for herein (the “RSUs”) to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Grant of the RSUs. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an aggregate of  _____  RSUs, subject to adjustment as set forth in the Plan.
2. Vesting/Form and Timing of Issuance or Transfer.
(a) Subject to the Participant’s continued Employment with the Company, on the eight anniversary of the Date of Grant (the “Scheduled Vesting Date”) the RSUs shall vest with respect to a number of Shares equal to one hundred percent (100%) of the RSUs initially granted to the Participant under this Agreement;
(b) If the Participant’s Employment with the Company is terminated for any reason, the RSUs shall, to the extent not then vested, be canceled by the Company without consideration and no further Shares shall be delivered hereunder.
(c) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Liquidity Event the RSUs shall, to the extent not then vested and not previously canceled, immediately become fully vested (a “Liquidity Event Vesting Date”).

(d) On each Scheduled Vesting Date or on the Liquidity Event Vesting Date (each a “Vesting Date”), as applicable, the Company shall issue or cause there to be transferred to the Participant, a number of Shares equal to the number of RSUs which became vested on such date; provided that, upon the issuance or transfer of Shares to the Participant, in lieu of a fractional Share, the Participant shall receive a cash payment equal to the Fair Market Value of such fractional Share.
(e) Upon each issuance or transfer of Shares in accordance with Section 2(d) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant (including fractional shares settled in cash) shall be extinguished.
(f) Notwithstanding the foregoing, the Participant’s entitlement to Shares hereunder upon the occurrence of Vesting Date shall be conditioned upon the Participant’s having become a party to the Stockholders Agreement prior to such Vesting Date.
For purposes of this Section 2, the following definitions shall apply:
“Family Group” with respect to any natural person, means (i) the spouse, issue, parents, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such natural person, and (ii) any trust established solely for the exclusive benefit of such natural person or any of the Persons referred to in the foregoing clause (i).
“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Liquidity Event” shall mean the completion of (i) a Transfer by Blackstone of Securities to a Person other than a Permitted Transferee of Blackstone for consideration consisting of cash or Liquid Securities, (ii) a recapitalization of, or payment of a dividend or distribution by, the Holdings LLC or its Subsidiaries, (iii) a complete liquidation, dissolution or winding up of Holdings LLC and the Company, or (iv) a distribution-in-kind by Blackstone of Securities to its partners, members or shareholders in accordance with the terms of the applicable Blackstone partnership agreement or other organizational document, which, after giving effect to such transaction together with all other previously completed transactions of a type described in clause (i), (ii), (iii) or (iv), results in the receipt by Blackstone of consideration having a fair market value (measured at the time of receipt) in excess of $2,099.53 per Security in respect of at least 25% of the Securities held by Blackstone immediately following the Closing Date (for the avoidance of doubt, if any transaction affects more than 25% of such Securities, the consideration will be applied pro rata to all such affected Securities); provided that with respect to any distribution-in-kind under clause (iv), for purposes of this definition Blackstone shall be deemed to have received consideration with respect to such distribution-in-kind in an amount equal to the fair market value (measured as of the time of such distribution-in-kind) of the Securities so distributed.

“Liquid Securities” means common stock of any corporation that (i) has been registered under the Securities Act of 1933, as amended (ii) is capable of being immediately sold (without the exercise of any registration rights) by the recipient thereof on a national securities exchange or quotation system in accordance with applicable Law immediately upon consummation of the transaction in which such recipient received such common stock, and (iii) represents less than 10% of the total outstanding common stock of such corporation (other than common stock held by Affiliates of such corporation).
“Permitted Transferee” shall mean (A) any of its Affiliates, (B) if such entity is a member of Blackstone, any other member of Blackstone, (C) any general or limited partner of such entity or any other member of Blackstone (if any), (D) any managing director, general partner, director, limited partner, officer or employee of such entity or any other member of Blackstone (if any), or any member of a Family Group of any of the foregoing Persons described in this clause (D), or (E) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, member or general or limited partners of which, include only such entity, Persons described in the foregoing clauses (A), (B), (C), or (D), or member of a Family Group of such Person.
“Transfer” shall mean, with respect to any security, directly or indirectly, to sell contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.
3. No Right to Continued Employment. The granting of the RSUs evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
4. No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company (including any rights to accrual or payment of dividends declared on Shares) until, and accruing only from and after, the Shares in question have been registered in the Company’s register of shareholders effective on the applicable Vesting Date.
5. Certificates. Upon transfer of Shares underlying RSUs to the Participant hereunder, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him or her, any loss of the certificates, or any mistakes or errors in the issuance of the certificates themselves. The certificates representing the Shares received by the Participant in connection with the settlement of any RSUs hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the RSUs or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the RSUs, its settlement or any payment or transfer under or with respect to the RSUs or the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
8. Securities Laws. Upon the acquisition of any Shares pursuant to settlement of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS
11. RSUs and Shares Subject to Plan and Stockholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The RSUs (and the Shares issuable thereunder) is subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.
12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

VANGUARD HEALTH SYSTEMS, INC.

By:

Agreed and acknowledged as
of the date first above written: